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EXHIBIT 21

                                  Subsidiaries

                                                         Jurisdiction
Subsidiary                                              of Organization
----------                                              ---------------
Patriot Bank                                             Pennsylvania
Patriot Investment Company                               Delaware
Patriot Commercial Leasing Co., Inc.                     Pennsylvania
Marathon Management Company, Inc.                        Pennsylvania
Patriot Investments and Insurance Company                Pennsylvania